UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

     CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2019

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	001-34198	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

     2233 Argentia Road, Suite 401
Mississauga, Ontario, L5N 2X7, Canada
(Address of Principal Executive Offices)

(905) 821-9669
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company        [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         [  ]

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As previously reported, SunOpta Inc. (the “Company”) terminated the employment of Mr. David Colo as President and Chief Executive Officer of the Company on February 21, 2019. In connection with his termination, the Company entered into a Letter Agreement and Final Release (the “Separation Agreement”) with Mr. Colo on March 5, 2019. Pursuant to the Separation Agreement, Mr. Colo will be entitled to receive the following:

  A pro-rated portion of base salary of $17,500, representing unpaid salary through the final effective date of the termination of Mr. Colo’s employment, which was deemed to be February 26, 2019 (the “Termination Date”) for purposes of the Separation Agreement;

  Severance pay in the total gross amount of $1,050,000 to be paid within 60 days from the Termination Date;

  All unvested Special RSUs previously granted to Mr. Colo will vest as of the Termination Date and be settled in accordance with the terms of the applicable award agreement;

  Reimbursement for any properly incurred but unreimbursed business expenses through the Termination Date.

All unvested Special Options and Special PSUs previously granted to Mr. Colo were immediately forfeited and cancelled effective as of the Termination Date in accordance with the Employment Agreement, dated February 2, 2017, between Mr. Colo and the Company (the “Employment Agreement”), and Mr. Colo will not be entitled to any payment in lieu of the forfeited and cancelled Special Options or Special PSUs.

The Company will apply standard tax and other applicable withholdings to payments made to Mr. Colo. The Company also will pay Mr. Colo accrued but unused vacation.

Mr. Colo’s right to receive the consideration and benefits is contingent upon Mr. Colo agreeing to (and not revoking) a release of claims against the Company, and to that end the Separation Agreement contains a release and waiver of claims for the benefit of the Company, pursuant to which Mr. Colo agrees to release the Company and certain other parties from any and all claims, charges, causes of action and damages arising on or prior to his execution of the Separation Agreement.

In consideration for the payment and benefits provided under the Separation Agreement, Mr. Colo agrees to continue to be bound by certain non-competition, non-solicitation and confidentiality provisions set forth in the Employment Agreement.

Mr. Colo shall have the right to revoke the Separation Agreement by giving written notice to the Company within fifteen (15) days after signing the Separation Agreement. In the event of any such revocation, the Separation Agreement will no longer be effective and Mr. Colo will not receive the payment and benefits listed above.

The foregoing summary of the Separation Agreement is qualified in its entirety by the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 hereto.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Description

10.1	Letter Agreement and Final Release, effective March 5, 2019, between SunOpta Inc. and David Colo.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By:	/s/ Jill Barnett
Jill Barnett
General Counsel and Corporate Secretary

Date:	March 11, 2019